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[LOGO]    GIROUX, MENARD ET ASSOCIES
          Societe en nom collectif
          Comptables agrees
          ____________________________________





          CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



          To the Board of Directors and Stockholders of TELEHUBLINK CORPORATION



          We consent to the use of our report on the financial statements of TeleHubLink Corporation as of January 30, 1999, and for the six months then ended, included herein and to the reference to our firm under the heading "Experts" in the prospectus.


          /s/ Giroux, Menard et Associes

          Chartered Accountants





          Longueuil, Cananda
          January 25, 2001






          _________________________________________________________________
          375, boul.Roland Therrien, bureau 500, Longueuil (Quebec) 14M SAG Telephone (450) 651-1000 1 Telecopieur (450) 651-7661